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                                                                    EXHIBIT 99.1
                       AMBASSADOR APARTMENTS ANNOUNCES
              EARNINGS ESTIMATE FOR 1997 FUNDS FROM OPERATIONS;
              WILL ENGAGE ADVISOR TO MAXIMIZE SHAREHOLDER VALUE;
            COMMITMENT RECEIVED TO EXTEND SECURED LINE OF CREDIT;
                   RESIGNATION OF ADAM PETERSON AS CFO; AND
    CONFERENCE CALL SCHEDULED FOR 8:00 AM EASTERN TIME, TUESDAY, AUGUST 26

     NOTE: EXCEPT FOR HISTORICAL MATTERS, THE MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS THAT IN ADDITION TO THE IMPORTANT FACTORS DESCRIBED IN ITS 10-K, 10-QS AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THE FOLLOWING IMPORTANT FACTORS, AMONG OTHERS, SOMETIMES HAVE AFFECTED AND IN THE FUTURE COULD AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE THE COMPANY'S ACTUAL RESULTS DURING FISCAL 1997 AND BEYOND TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. RISKS INCLUDE THE NUMBER AND EXTENT OF FUTURE ACQUISITIONS AND DISPOSITIONS WHICH THE COMPANY MAY COMPLETE, RISKS OF PROPERTY OPERATING PERFORMANCE AND RISKS THAT CORPORATE EXPENSES MAY NOT BE AS ANTICIPATED.

     Chicago, August 25, 1997-- It has become apparent to Ambassador Apartments, Inc. (NYSE:AAH) that the estimates of securities analysts for the company's Funds From Operations ("FFO") for 1997 are higher than Ambassador's internal projections.

     Normally, Ambassador Apartments, Inc. does not make public announcements of its earnings projections or comment on analysts' estimates. However, in this case the company will, as an exception, make a public announcement. For the calendar year 1997, the company currently anticipates that its FFO per fully converted, fully diluted average outstanding common share will be in the range of $1.87-$1.91, without giving effect to any future acquisitions, dispositions or other capital events. The company does not expect to close any acquisitions in the third quarter, and does not expect that acquisitions closed in the fourth quarter, if any, will have a significant effect on 1997 FFO.

     Ambassador believes the main difference between its projections and those of others arises from the fact that the company has made fewer acquisitions year to date than assumed in the analysts' models. Analysts have also forecast a pace of additional acquisitions in the third and fourth quarters that is in excess of the company's current expectations.

     Historically, the company has found and purchased apartment communities at prices which were attractive and that were quickly accretive to earnings per share. However, prices in many markets for Class B garden apartment communities have increased to levels that have made acquisition opportunities less attractive.

     A second factor contributing to the difference between the company's estimate and analysts' projections relates to general and administrative expenses. The company's forecast for 1997 G & A expenses exceeds analysts' projections because the company has made greater investments in systems, marketing, training and personnel in anticipation of managing a larger portfolio.

     As the company evaluated these factors, and considered its own portfolio of 15,782 apartments and the price of its stock, the company has had contact with, and expects to retain expeditiously, an investment banker to assist the company in evaluating and implementing strategies to maximize shareholder value.

     Ambassador also announced that it had received a commitment from Nomura Asset Capital Corporation to extend its $75 million secured, revolving credit agreement to December 31, 1998.



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     The company also announced that it has accepted the resignation of Adam
D. Peterson as Executive Vice President and Chief Financial Officer, effective immediately. Mr. Peterson resigned to pursue other business opportunities. Thomas J. Coorsh, Senior Vice President, has been appointed interim Chief Financial Officer.

     A CONFERENCE CALL FOR INVESTORS AND ANALYSTS HAS BEEN SCHEDULED FOR TUESDAY MORNING, AUGUST 26 AT 8:00 AM EASTERN TIME. TO ATTEND, PLEASE DIAL 1-800-553-0327. A REPLAY OF THE CALL WILL BE AVAILABLE UNTIL FRIDAY, AUGUST 29, 1997 AT 12:00 MIDNIGHT. THE NUMBER TO ACCESS DIAL-IN REPLAY IS (USA) 1-800-475-6701, (INTERNATIONAL) 1-320-365-3844. THE ACCESS CODE IS 352211.

     Ambassador Apartments, Inc. is headquartered in Chicago and engaged in the ownership, management, acquisition and renovation of garden-style multi-family apartment properties. It is one of the only multifamily REITs to aggressively pursue and implement the use of investment grade tax-exempt bond financing. Ambassador Apartments' 52 properties contain 15,782 residences are located in Texas, Arizona, Illinois, Colorado, Georgia, Tennessee and Florida.


CONTACT:   DAVID GLICKMAN, CHAIRMAN & CEO       E-mail: glickman@aah.com
           312/917-4400

           DEBRA CAFARO, PRESIDENT              E-mail: cafaro@aah.com
           312/917-4444